UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 19, 2012

Date of Report (date of earliest event reported)

Standard Parking Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.  Other Events

The following information is being filed pursuant to Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” and Item 8.01 “Other Events.”

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 28, 2012, by and among Standard Parking Corporation (the “Standard Parking”), KCPC Holdings, Inc. (“KCPC”), the ultimate parent of Central Parking Corporation (“Central Parking”), Hermitage Merger Sub, Inc. and Kohlberg CPC Rep, L.L.C., in its capacity as the Stockholders’ Representative (the “Stockholders’ Representative”), Standard Parking’s board of directors (the “Board”) is required to increase the size of the Board from five (5) to eight (8) members and appoint three individuals designated by the Stockholders’ Representative to the Board to fill the newly created vacancies.

At a meeting of the Board held on June 19, 2012, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Paul Halpern, Jonathan Ward and Gordon Woodward, each of whom was designated by the Stockholders Representative in accordance with the terms of the Merger Agreement, to fill the three new directorships that will result from the increase of the size of the Board from five (5) to eight (8) members immediately following the consummation of the transactions contemplated by the Merger Agreement (the “Closing”).  The appointment of each of Mr. Halpern, Mr. Ward and Mr. Woodward to the Board is subject to, and will be effective immediately following, the Closing.

Mr. Halpern is the Chief Investment Officer of Versa Capital Management, LLC (“Versa”), a private investment firm based in Philadelphia, Pennsylvania, and an affiliate of certain of KCPC’s stockholders (the “Versa Stockholders”).  Mr. Halpern has served Versa and its predecessors in various capacities since 1995, including as a member of Versa’s investment and management committees.  Prior to joining Versa, Mr. Halpern was the Executive Vice President, General Counsel and Secretary of Consolidated Vision Group.  Mr. Halpern is a member of the boards of directors of KCPC and Central Parking and various other privately-held companies.  Mr. Halpern earned his bachelor’s degree from Reed College, B.A., Phi Beta Kappa, and his juris doctor (with distinction and Order of the Coif) from Stanford Law School.

Mr. Ward has been an Operating Partner of Kohlberg & Co., L.L.C. (“Kohlberg”), a private investment firm based in Mount Kisco, New York, and an affiliate of certain of KCPC’s stockholders (the “Kohlberg Stockholders”), since 2009.  From 2006 to 2009, Mr. Ward served as a managing director and chairman of the Chicago office of Lazard Freres & Co.  Prior to joining Lazard Freres & Co., Mr. Ward served as the President, Chief Executive Officer and Chairman of The ServiceMaster Company from 2001 to 2006.  From 1997 to 2001, Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company.  Mr. Ward is the chairman of the boards of directors of KCPC and Central Parking and is a member of the boards of directors of Sara Lee Corporation, KAR Auction Services, Inc., Hub Group, Inc. and United Stationers, Inc., as well as various privately-held companies.  Mr. Ward earned his bachelor’s degree in Chemical Engineering from the University of New Hampshire and has completed the Harvard Business School Advanced Management Program.

Mr. Woodward has been the Chief Investment Officer of Kohlberg since 2010, and has served Kohlberg in various other capacities since 1996.  Prior to joining Kohlberg, Mr. Woodward was with James D. Wolfensohn Inc.  Mr. Woodward is a member of the boards of directors of KCPC, Central Parking, Bauer Performance Sports Ltd. and BioScrip, Inc., as well as various privately-held companies.  Mr. Woodward received his A.B. from Harvard College.

At this time, none of Mr. Halpern, Mr. Ward or Mr. Woodward has been appointed to any committees of the Board.

At Closing, the stockholders of KCPC, including the Kohlberg Stockholders and the Versa Stockholders, will be entitled to receive 6,161,334 shares of common stock of Standard Parking (subject to reduction under specified circumstances as provided in the Merger Agreement).  In addition, on the third anniversary of the Closing, the holders of common stock of KCPC, including the Kohlberg Stockholders and the Versa Stockholders, will be entitled to receive $27 million in cash consideration (subject to adjustment as provided in the Merger Agreement) to the extent not used to satisfy any indemnification obligations of KCPC’s stockholders under the Merger Agreement.

Additional Information

Standard Parking intends to file with the SEC a definitive proxy statement and other relevant materials in connection with its proposed business combination transaction with KCPC.  Before making any voting decision with respect to the proposed transaction, Standard Parking’s stockholders are urged to read the definitive proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction.  Standard Parking’s stockholders may obtain a free copy of the definitive proxy statement and other relevant materials (when available), and other documents filed by Standard Parking with the SEC at the SEC’s website at http://www.sec.gov.  In addition, copies of the definitive proxy statement, when available, will be provided free of charge by Standard Parking to all of its stockholders. Additional requests for definitive proxy statements and other relevant materials should be directed to Standard Parking, Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Participants in the Solicitation of Proxies

Standard Parking and KCPC and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard Parking’s stockholders with respect to the proposed transaction.  Any interests of the executive officers and directors of Standard Parking and KCPC in the proposed transaction will be described in the definitive proxy statement, when it becomes available.  For additional information about Standard Parking’s executive officers and directors, see Standard Parking’s proxy statement with respect to its annual meeting of its stockholders filed with the SEC on March 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: June 22, 2012	/s/ G. MARC BAUMANN
G. Marc Baumann
Chief Financial Officer